Exhibit 10.01

Cardinal Health

Deferred Compensation Plan

Amended and Restated Effective January 1, 2005

Second Amendment

Background Information

A.	Cardinal Health, Inc. (“Cardinal Health”) established and maintains the Cardinal Health Deferred Compensation Plan (the “Plan”) for the benefit of participants and their beneficiaries.

B.	The Financial Benefit Plans Committee (the “Committee”) oversees the administration of the Plan and is authorized to amend the Plan in accordance with authority delegated by the Human Resources and Compensation Committee of the Board of Directors of Cardinal Health.

C.	The Committee has authorized the amendment of the Plan to reflect modifications to Plan provisions in connection with the divestiture of the Pharmaceutical Technologies and Services (“PTS”) business segment by Cardinal Health, as provided for in the Purchase and Sale Agreement by and between Cardinal Health and Phoenix Charter LLC (the “Agreement”), and to reflect the assignment and assumption of the liabilities under the Plan allocable to participants in the Plan that are employed by a PTS entity at the time of the closing of the sale under the Agreement (“PTS Participants”) to the PTS entities and Phoenix Charter LLC.

D.	Section 7.1 of the Plan permits the amendment of the Plan at any time.

Amendment of the Plan

The Plan is hereby amended as follows, effective April 10, 2007:

1. Section 1.1(g) of the Plan is hereby amended to read as follows:

“Company. Cardinal Health, Inc., and any affiliate thereof or successor thereto which adopts and participates in the Plan, provided that any affiliate shall participate in the Plan only while a member of a controlled group of corporations or other business entities within the meaning of Code Section 414(b) and (c) that includes Cardinal Health, Inc.”

2. Section 2.5 of the Plan is hereby amended by changing “Code Section 1563(a)” in the first sentence thereof to “Code Section 414(b) and (c)” and by the addition of the following at the end thereof:

“Participating affiliates that cease to be a member of the same controlled group as Cardinal Health, Inc. within the meaning of Code Section 414(b) and (c) are no longer eligible to participate in the Plan effective as of the date that they cease to qualify as a controlled group member. Participants of such an employer shall no longer be eligible to participate effective as of the date that their employer becomes ineligible.”

3. Section 4.1 of the Plan is hereby amended by the addition of the following at the end thereof:

“Notwithstanding the foregoing, Participants who are employees on April 10, 2007, of any of the entities comprising the Pharmaceutical Technologies and Services (PTS) business segment of the Company being acquired by Phoenix Charter LLC, including any such employee who is on short-term disability, sick leave or other authorized leave of absence or military leave, shall become one hundred percent (100%) vested in amounts credited to their Accounts as of such date.”

4. A new Section 5.7 is hereby added to the Plan, reading as follows:

“5.7 Assignment and Assumption of Liabilities. In the discretion of the Company, upon the cessation of participation in the Plan by any Participant solely due to the employer of that Participant no longer qualifying as a member of the controlled group of Cardinal Health, Inc. within the meaning of Code Section 414(b) and (c), all liabilities associated with the Account of such Participant may be transferred to and assumed by the Participant’s employer under a deferred compensation plan established by such employer that is substantially identical to this Plan and that preserves the deferral and payment elections in effect for the Participant under this Plan to the extent required by Code Section 409A. Any such Participant shall not be deemed to have incurred a termination of employment for purposes of the Plan by virtue of his employer’s ceasing to be a member of the controlled group of Cardinal Health, Inc. The foregoing provision shall be interpreted and administered in compliance with the requirements of Code Section 409A.”

5. All other terms and provisions shall remain unchanged.

CARDINAL HEALTH, INC.

By:	/s/ Sue Nelson
Title:	Sr. VP Total Rewards
Date:	4/6/07

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